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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 7, 2006
                                                           -------------


                             PULASKI FINANCIAL CORP.
                             -----------------------
             (Exact name of registrant as specified in its charter)

        Missouri                     0-24571               43-1816913
        --------                    ---------              ----------
(State or other jurisdiction of    (Commission            (IRS Employer
incorporation or organization)     File Number)           Identification No.)

                12300 Olive Boulevard, St. Louis, Missouri 63141
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (314) 878-2210
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 3.01    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
             ------------------------------------------------------------------
             OR STANDARD; TRANSFER OF LISTING
             --------------------------------

         On March 7, 2006, Pulaski Financial Corp. (the "Company") received a letter from Nasdaq indicating that the Company was currently out of compliance with Nasdaq's audit committee requirement for continued listing as set forth in Nasdaq Marketplace Rule 4350. Pursuant to applicable Marketplace Rules, the Company has until the earlier of its next shareholders' meeting or March 1, 2007 to cure its noncompliance.

         On March 1, 2006, director Robert A. Ebel, who served as chairman of the board's audit committee, retired. As a result of Mr. Ebel's retirement, the audit committee is not currently comprised of at least three independent directors as required by applicable Marketplace Rules.

         The nominating committee of the Board of Directors of the Company is currently interviewing qualified individuals to fill the vacancy on the board. The committee intends to nominate a candidate at the Company's March 15th board meeting to replace Mr. Ebel's on the board of directors and the audit committee. That person would also serve as the Chair of the audit committee.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: March 10, 2006                By: /s/ William A. Donius
                                        --------------------------------------
                                        William A. Donius
                                        President and Chief Executive Officer